      As filed with the Securities and Exchange Commission on September 11, 1997

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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, DC  20549

                                  ------------------

                                       FORM S-8
                               REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                  ------------------

                                     BARRA, INC.
                (Exact name of registrant as specified in its charter)

              California                              94-2993326
     (State or other jurisdiction of     (I.R.S. Employer Identification No.)
    incorporation or organization)

          2100 Milvia Street
             Berkeley, CA                              94704-1113
(Address of principal executive offices)              (Zip Code)

                          BARRA, INC. DIRECTORS OPTION PLAN
                               (Full title of the Plan)

                                   James D. Kirsner
                               Chief Financial Officer
                                     BARRA, Inc.
                     2100 Milvia Street, Berkeley, CA 94704-1113
                                    (510)548-5442

               (name, address, including zip code and telephone number,
                      including area code, of agent for service)

                          Copy to: Maria Louisa Hekker, Esq.
                                 Chief Legal Officer
                                     BARRA, Inc.
                     2100 Milvia Street, Berkeley, CA 94704-1113

                           CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------
                               PROPOSED MAXIMUM    PROPOSED MAXIMUM
     TITLE OF SECURITIES        AMOUNT TO BE       OFFERING PRICE      AGGREGATE            AMOUNT OF
     TO BE REGISTERED             REGISTERED           PER SHARE    OFFERING PRICE     REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
Common Stock, no par value       100,000(1)           $36.00(2)      $3,600,000(2)          $1,090.80

----------------------------------------------------------------------------------------------------------


(1) Estimated maximum aggregate number of shares of BARRA, Inc. Common Stock that may be awarded and/or sold pursuant to the Plan.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) on the basis of the average high and low prices for the Common Stock on September 8, 1997 as reported on the NASDAQ National Market System.


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                                       1

                                        PART I
                INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS

    ITEM 1.   PLAN INFORMATION.

              The document(s) containing the information specified in Item 1 will be sent or given to participants in the BARRA, Inc. Directors Option Plan (the "Plan") as specified in Rule 428(b)(1) and is not required to be filed as part of the registration statement.

    ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

              The document(s) containing the information specified in Item 2 will be sent or given to participants in the Plan as specified in Rule 428(b)(1) and is not required to be filed as part of this registration statement.


                                       PART II
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


This Registration Statement covers shares of Common Stock of BARRA, Inc. (the "Registrant") that have been authorized for issuance pursuant to the Registrant's Plan.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Commission.

    (a) The Registrant's Annual Report filed on Form 10-K for the fiscal year ended March 31, 1997.

    (b) The Registrant's proxy statement in connection with the Annual Meeting of Shareholders of Common Stock of the Registrant held on July 31, 1997.

    (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report on Form 10-K referred to in (a) above.

    (d) The description of the Registrant's Common Stock, no par value, contained in the Registrant's Registration Statement on Form 8-A, dated November 6, 1991, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    All documents filed by the Registrant subsequently pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act before the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Sections 204 (a) and 317 of the California General Corporation Law authorize a corporation to indemnify its directors and officers against certain liabilities and to eliminate their liability to the corporation except in certain circumstances. The Registrant's Bylaws provide that the Registrant will indemnify its directors, officers, employees and other agents to the fullest extent permitted by California law. The Registrant is also empowered under its Bylaws to purchase insurance on behalf of any person whom it is required or permitted to indemnify, and it currently carries such liability insurance for the benefit of its directors and executive officers.

    In addition, the Registrant's Amended and Restated Articles of
Incorporation contain a provision limiting the liability of the Registrant's directors for monetary damages for breach of the directors' duty of care to the Registrant and its shareholders to the fullest extent permitted by California law. This provision does not eliminate the directors' duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under California law. Moreover, under California law each director is subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interest of the Company or its shareholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Registrant or its shareholders when the director was aware or should have been aware of a risk of serious injury to the Registrant or its shareholders, for acts or omissions that constitute an unexcused pattern of inattention that amount to an abdication of the director's duty to the Registrant or its shareholders, for improper transactions between the director and the Registrant, for improper distributions to shareholders, and for loans to officers and directors. The Registrant has entered into agreements with its directors and certain officers indemnifying them against losses they may incur in legal proceedings arising from their service to the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.  EXHIBITS.

REGULATION S-K                                      REFERENCE TO PRIOR FILING OR
EXHIBIT NO.             DESCRIPTION                 EXHIBIT NO. ATTACHED HERETO
--------------  ----------------------------        ---------------------------

     4.1        Amended and Restated Articles of    Incorporated by reference
                Incorporation                       from an exhibit of
                                                    corresponding number to
                                                    Registrant's S-8
                                                    Registration Statement
                                                    (No.33-65558)

     4.2        Bylaws, as amended                  Incorporated by reference
                                                    from Exhibit 3.1 of the
                                                    Quarterly Report on
                                                    Form 10-Q  of the
                                                    Registrant for the period
                                                    ended December 31, 1995.

     4.3        BARRA, Inc. Directors Option Plan   Attached as Exhibit 4.3.

     4.4        Form of Stock Option Agreement      Attached as Exhibit 4.4.

     5.1        Opinion of Graham & James LLP       Attached as Exhibit 5.1.

    23.1        Consent of Deloitte & Touche LLP    Attached as Exhibit 23.1.

    23.2        Consent of Graham & James LLP       Reference is made to
                                                    Exhibit 5.1.
    24.0        Power of Attorney                   Reference is made to
                                                    p. 6


ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price are set forth in the "Calculation of Registration Fee" table in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement

               Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
               Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California, on September 10, 1997.

                                        BARRA, INC.

                                        By   /s/ Andrew Rudd
                                             -----------------------------------
                                             Andrew Rudd
                                             Chairman, Chief Executive Officer

                                  POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew Rudd and James D. Kirsner, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof. This power of attorney expires on September 9, 1998.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                 TITLE                              DATE


/s/ Andrew Rudd           Chief Executive Officer, Chairman
-----------------------   of the Board and Director
Andrew Rudd               (Principal Executive Officer)      September 10, 1997


/s/ James D. Kirsner      Chief Financial Officer (Principal
-----------------------   Financial and Accounting Officer)
James D. Kirsner                                             September 10, 1997


/s/ Ronald J. Lanstein    Director and Vice Chairman         September 10, 1997
-----------------------
Ronald J. Lanstein


/s/ A. George Battle      Director                           September 10, 1997
-----------------------
A. George Battle


/s/ John F. Casey         Director                           September 10, 1997
-----------------------
John F. Casey


/s/ M. Blair Hull         Director                           September 10, 1997
-----------------------
M. Blair Hull


/s/ Norman J. Laboe       Director                           September 10, 1997
-----------------------
Norman J. Laboe

                                    EXHIBIT INDEX


EXHIBIT NUMBER             EXHIBIT DESCRIPTION           SEQUENTIAL PAGE NUMBER
--------------             -------------------           ----------------------

     4.1          Amended and Restated Articles of
                  Incorporation (1)                               N/A

     4.2          Bylaws, as amended(2)                           N/A

     4.3          BARRA, Inc. Directors Option Plan                8

     4.4          Forms of Stock Option Agreement                  19

     5.1          Opinion of Graham & James LLP                    32

    23.1          Consent of Deloitte & Touche LLP                 35

    23.2          Consent of Graham & James LLP
                  (Reference is made to Exhibit 5)                 N/A

    24.0          Power of Attorney (Reference is made
                  to page 6)                                       N/A

     (1) Incorporated by reference to an exhibit of corresponding number to Registrant's S-8 Registration Statement (No. 33-65558).

     (2)  Incorporated by reference to Exhibit Number 3.1 to Registrant's
          Form 10-Q Quarterly Report for the quarterly period ended December 31, 1995.